UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 24, 2012
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The following matters were voted upon at the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. (the “Company”) held on May 24, 2012 and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set opposite their respective names:

	FOR:	WITHHELD:	BROKER NON-VOTES:
Perry A. Sook	144,021,641	3,059,498	1,755,946
Erik Brooks	143,870,249	3,210,890	1,755,946
Jay M. Grossman	143,652,443	3,428,696	1,755,946
Brent Stone	143,870,249	3,210,890	1,755,946
Tomer Yosef-Or	143,870,249	3,210,890	1,755,946
Royce Yudkoff	141,361,688	5,719,451	1,755,946
Geoff Armstrong	146,645,509	435,630	1,755,946
Michael Donovan	141,016,315	6,064,824	1,755,946
I. Martin Pompadur	146,682,424	398,715	1,755,946
Lisbeth McNabb	146,721,221	359,918	1,755,946

2.
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012 received 148,828,043 votes FOR and 9,042 votes AGAINST, with no abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Shirley E. Green
Date: May 30, 2012	Name:	Shirley E. Green
	Title:	Vice President, Controller and Secretary